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                                                                   EXHIBIT 10.11


                                     FORM OF
                            INDEMNIFICATION AGREEMENT


This Indemnification Agreement (this "AGREEMENT") is made and entered into, effective March 28, 2003, by and between Dell Computer Corporation, a Delaware corporation (the "COMPANY"), and [NAME OF NON-EMPLOYEE DIRECTOR] ("INDEMNITEE").

                                    RECITALS

A. Competent and experienced persons are reluctant to serve or to continue to serve as directors of corporations unless they are provided with adequate protection through insurance or indemnification (or both) against claims against them arising out of their service and activities as directors.

B. The current uncertainties relating to the availability of adequate insurance for directors have increased the difficulty for corporations to attract and retain competent and experienced persons to serve as directors.

C. The Board of Directors of the Company (the "BOARD") has determined that the continuation of present trends in litigation will make it more difficult to attract and retain competent and experienced persons to serve as directors, that this situation is detrimental to the best interests of the Company's stockholders and that the Company should act to assure its directors that there will be increased certainty of adequate protection in the future.

D. It is reasonable, prudent and necessary for the Company to obligate itself contractually to indemnify its directors to the fullest extent permitted by applicable law in order to induce them to serve or continue to serve as directors of the Company.

E. Indemnitee is a director of the Company and his or her willingness to continue to serve in such capacity is predicated, in substantial part, upon the Company's willingness to indemnify him or her to the fullest extent permitted by the laws of the State of Delaware and upon the other undertakings set forth in this Agreement.

F. In recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to procure Indemnitee's continued service as a director of the Company and to enhance Indemnitee's ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of any amendment to the Company's Certificate of Incorporation or Bylaws (collectively, the "CONSTITUENT DOCUMENTS"), any Change of Control (as defined in Section 1(a)) or any change in the composition of the Board), the Company wishes to provide in this Agreement for the indemnification of and the advancement of Expenses (as defined in Section 1(c)) to Indemnitee as set forth in this Agreement.

Now, therefore, for and in consideration of the foregoing premises, Indemnitee's agreement to continue to serve as a director of the Company and the mutual covenants and agreements contained herein, the parties hereby agree as follows:


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1.       CERTAIN DEFINITIONS -- In addition to terms defined elsewhere herein, the following terms shall have the respective meanings indicated below when used in this Agreement:

         (a) "CHANGE OF CONTROL" shall mean the occurrence of any of the following events:

                  (i) The acquisition after the date of this Agreement by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934 (the "EXCHANGE ACT")) (a "PERSON") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 15% or more of either the then outstanding shares of common stock of the Company (the "OUTSTANDING COMPANY COMMON STOCK") or the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "OUTSTANDING COMPANY VOTING SECURITIES"); provided, however, that for purposes of this paragraph (i), the following acquisitions shall not constitute a Change of Control:

                           (A) Any acquisition directly from the Company or any Subsidiary of the Company;

                           (B) Any acquisition by the Company or any Subsidiary of the Company;

                           (C) Any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any Subsidiary of the Company;

                           (D) Any acquisition by Mr. Michael S. Dell, his Affiliates or Associates (as such terms are defined in Rule 12b-2 promulgated under the Exchange Act), his heirs or any trust or foundation to which he has transferred or may transfer Outstanding Company Common Stock or Outstanding Company Voting Securities; or

                           (E) Any acquisition by any entity or its security holders pursuant to a transaction that complies with clauses (A), (B), and (C) of paragraph (iii) below;

                  (ii) Individuals who, as of the date of this Agreement, constitute the Board (collectively, the "INCUMBENT DIRECTORS") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a director of the Company subsequent to the date of this Agreement and whose election or appointment by the Board or nomination for election by the Company's stockholders was approved by a vote of at least a majority of the then Incumbent Directors, shall be considered as an Incumbent Director, unless such individual's initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board;



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                  (iii)    Consummation of a reorganization, merger,
                           consolidation, sale or other disposition of all or substantially all the assets of the Company or an acquisition of assets of another corporation (a "BUSINESS COMBINATION"), unless, in each case, following such Business Combination (A) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including a corporation that as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding any employee benefit plan (or related trust) of the Company or the corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 15% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership of the Company existed prior to the Business Combination and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were Incumbent Directors at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

                  (iv) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

         (b) "CLAIM" shall mean (i) any threatened, asserted, pending or completed claim, demand, action, suit or proceeding (including any cross claim or counterclaim in any action, suit or proceeding), whether civil, criminal, administrative, arbitrative, investigative or other and whether made pursuant to federal, state or other law (including securities laws); and (ii) any inquiry or investigation (including discovery), whether made, instituted or conducted by the Company or any other party, including any federal, state or other governmental entity, that Indemnitee in good faith believes might lead to the institution of any such claim, demand, action, suit or proceeding.

         (c) "CONTROLLED AFFILIATE" shall mean any corporation, limited liability company, partnership, joint venture, trust or other entity or enterprise, whether or not for profit, that is directly or indirectly controlled by the Company. For purposes of this definition, the term "control" shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of an entity or enterprise, whether through the ownership of voting securities, through other voting rights, by contract or otherwise; provided, however, that direct or indirect beneficial ownership of capital stock or other interests in an entity or enterprise entitling the holder to



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                  cast 20% or more of the total number of votes generally
                  entitled to be cast in the election of directors (or persons performing comparable functions) of such entity or enterprise shall be deemed to constitute "control" for purposes of this definition.

         (d) "DISINTERESTED DIRECTOR" shall mean a director of the Company who is not and was not a party to the Claim with respect to which indemnification is sought by Indemnitee.

         (e) "EXPENSES" shall mean all costs, expenses (including attorneys' and experts' fees and expenses) and obligations paid or incurred in connection with investigating, defending (including affirmative defenses and counterclaims), being a witness in or participating in (including on appeal), or preparing to investigate, defend, be a witness in or participate in (including on appeal), any Claim relating to an Indemnifiable Claim.

         (f) "INDEMNIFIABLE CLAIM" shall mean any Claim based upon, arising out of or resulting from any of the following:

                  (i) Any actual, alleged or suspected act or failure to act by Indemnitee in his or her capacity as a director of the Company or as a director, officer, employee, member, manager, trustee, fiduciary or agent of any other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise, whether or not for profit, as to which Indemnitee is or was serving at the request of the Company as a director, officer, employee, member, manager, trustee or agent;

                  (ii) Any actual, alleged or suspected act or failure to act by Indemnitee with respect to any business, transaction, communication, filing, disclosure or other activity of the Company or any other entity or enterprise referred to in clause (i) of this Section 1(f); or

                  (iii) Indemnitee's status as a current or former director of the Company or as a current or former director, officer, employee, member, manager, trustee, fiduciary or agent of the Company or any other entity or enterprise referred to in clause (i) of this
                           Section 1(f) or any actual, alleged or suspected act or failure to act by Indemnitee in connection with any obligation or restriction imposed upon Indemnitee by reason of such status.

                  In addition to any service at the actual request of the Company, for purposes of this Agreement, Indemnitee shall be deemed to be serving or to have served at the request of the Company as a director, officer, employee, member, manager, trustee, fiduciary or agent of another entity or enterprise if Indemnitee is or was serving as a director, officer, employee, member, manager, trustee, fiduciary or employee of such entity or enterprise and (A) such entity or enterprise is or at the time of such service was a Controlled Affiliate, (B) such entity or enterprise is or at the time of such service was an employee benefit plan (or related trust) sponsored or maintained by the Company or a Controlled Affiliate or (C) the Company or a Controlled Affiliate directly or indirectly caused Indemnitee to be nominated, elected, appointed, designated, employed, engaged or selected to serve in such capacity.



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         (g)      "INDEMNIFIABLE LOSSES" shall mean any and all Losses relating to, arising out of or resulting from any Indemnifiable Claim.

         (h) "INDEPENDENT COUNSEL" shall mean a law firm, or a member of a law firm, that is experienced in matters of corporation law and, as of the time of selection with respect to any Indemnifiable Claim, is not nor in the past five years has been, retained to represent (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or other indemnitees under similar indemnification agreements) or (ii) any other party to the Indemnifiable Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term "Independent Counsel" shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee's rights under this Agreement.

         (i) "LOSSES" means any and all Expenses, damages (including punitive, exemplary and the multiplied portion of any damages), losses, liabilities, judgments, payments, fines, penalties (whether civil, criminal or other), awards and amounts paid in settlement (including all interest, assessments and other charges paid or incurred in connection with or with respect to any of the foregoing).

2. INDEMNIFICATION OBLIGATION -- Subject to Section 7, the Company shall indemnify, defend and hold harmless Indemnitee, to the fullest extent permitted by the laws of the State of Delaware in effect on the date hereof or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Indemnifiable Claims and Indemnifiable Losses; provided, however, that, except as provided in Sections 5 and 21, Indemnitee shall not be entitled to indemnification pursuant to this Agreement in connection with any Claim initiated by Indemnitee against the Company or any director or officer of the Company unless the Company has joined in or consented to the initiation of such Claim.

3. ADVANCEMENT OF EXPENSES -- Indemnitee shall have the right to advancement by the Company prior to the final disposition of any Indemnifiable Claim of any and all Expenses relating to, arising out of or resulting from any Indemnifiable Claim paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee. Indemnitee's right to such advancement is not subject to the satisfaction of any standard of conduct. Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee, the Company shall, in accordance with such request (but without duplication), (a) pay such Expenses on behalf of Indemnitee, (b) advance to Indemnitee funds in an amount sufficient to pay such Expenses or (c) reimburse Indemnitee for such Expenses; provided, however, that Indemnitee shall repay, without interest, any amounts actually advanced to Indemnitee that, at the final disposition of the Indemnifiable Claim to which the advance related, were in excess of amounts paid or incurred by Indemnitee with respect to Expenses relating to, arising out of or resulting from such Indemnifiable Claim. In connection with any such payment, advancement or reimbursement, Indemnitee shall execute and deliver to the Company an undertaking, which need not be secured and shall be accepted without reference to Indemnitee's ability to repay the Expenses, by or on behalf of Indemnitee, to repay any amounts paid, advanced or reimbursed by the



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         Company with respect to Expenses relating to, arising out of or resulting from any Indemnifiable Claim with respect to which it shall have been determined, following the final disposition of such Indemnifiable Claim and in accordance with Section 7, that Indemnitee is not entitled to indemnification hereunder.

4. INDEMNIFICATION FOR ADDITIONAL EXPENSES -- Without limiting the generality or effect of the foregoing, the Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all Expenses paid or incurred by Indemnitee or which Indemnitee determines are reasonably likely to be paid or incurred by Indemnitee in connection with any Claim made, instituted or conducted by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Indemnifiable Claims or (b) recovery under any directors' and officers' liability insurance policies maintained by the Company, regardless in each case of whether Indemnitee ultimately is determined to be entitled to such indemnification, reimbursement, advance or insurance recovery, as the case may be; provided, however, that Indemnitee shall return, without interest, any such advance of Expenses (or portion thereof) that remains unspent at the final disposition of the Claim to which the advance related.

5. PARTIAL INDEMNITY -- If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of any Indemnifiable Loss but not for all of the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

6. PROCEDURE FOR NOTIFICATION -- To obtain indemnification under this Agreement with respect to an Indemnifiable Claim or Indemnifiable Loss, Indemnitee shall submit to the Company a written request therefor, including a brief description (based upon information then available to Indemnitee) of such Indemnifiable Claim or Indemnifiable Loss. If, at the time of the receipt of such request, the Company has directors' and officers' liability insurance in effect under which coverage for such Indemnifiable Claim or Indemnifiable Loss is potentially available, the Company shall give prompt written notice of such Indemnifiable Claim or Indemnifiable Loss to the applicable insurers in accordance with the procedures set forth in the applicable policies. The Company shall provide to Indemnitee a copy of such notice delivered to the applicable insurers and copies of all subsequent correspondence between the Company and such insurers regarding the Indemnifiable Claim or Indemnifiable Loss, in each case substantially concurrently with the delivery or receipt thereof by the Company. The failure by Indemnitee to timely notify the Company of any Indemnifiable Claim or Indemnifiable Loss shall not relieve the Company from any liability hereunder unless, and only to the extent that, the Company did not otherwise learn of such Indemnifiable Claim or Indemnifiable Loss and such failure results in forfeiture by the Company of substantial defenses, rights or insurance coverage.

7.       DETERMINATION OF RIGHT TO INDEMNIFICATION --

         (a) To the extent that Indemnitee shall have been successful on the merits or otherwise in defense of any Indemnifiable Claim or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Indemnifiable Losses relating to,



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                  arising out of or resulting from such Indemnifiable Claim in accordance with Section 2 and no Standard of Conduct Determination (as defined in paragraph (b) below) shall be required.

         (b) To the extent that the provisions of Section 7(a) are inapplicable to an Indemnifiable Claim that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against Indemnifiable Losses relating to, arising out of or resulting from such Indemnifiable Claim (a "STANDARD OF CONDUCT DETERMINATION") shall be made as follows:

                  (i) If a Change of Control has not occurred, or if a Change of Control has occurred but Indemnitee has requested that the Standard of Conduct Determination be made pursuant to this clause (i):

                           (A) By a majority vote of the Disinterested Directors, even if less than a quorum of the Board;

                           (B) If such Disinterested Directors so direct, by a majority vote of a committee of Disinterested Directors designated by a majority vote of all Disinterested Directors; or

                           (C)      If there are no such Disinterested
                                    Directors, by Independent Counsel in a
                                    written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

                  (ii) If a Change of Control has occurred and Indemnitee has not requested that the Standard of Conduct Determination be made pursuant to clause (i) above, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

                  Indemnitee will cooperate with the person or persons making such Standard of Conduct Determination, including providing to such person or persons, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all costs and expenses (including attorneys' and experts' fees and expenses) incurred by Indemnitee in so cooperating with the person making such Standard of Conduct Determination.

         (c) The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 7(b) to be made as promptly as practicable. If (i) the person or persons empowered or selected under Section 7(b) to make the Standard of Conduct Determination shall not have made a determination within 30 days after the later of (A) receipt by the Company of written notice from Indemnitee advising the Company of the final disposition of the applicable Indemnifiable Claim (the date of such receipt being the "NOTIFICATION DATE") and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, that is



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                  permitted under the provisions of Section 7(e) to make such determination and (ii) Indemnitee shall have fulfilled his or her obligations set forth in the second sentence of Section 7(b), then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided, however, that such 30-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person making such determination in good faith requires such additional time to obtain or evaluate documentation or information relating thereto.

         (d) If (i) Indemnitee shall be entitled to indemnification hereunder against any Indemnifiable Losses pursuant to Section 7(a), (ii) no determination of whether Indemnitee has satisfied any applicable standard of conduct under Delaware law is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses or (iii) Indemnitee has been determined or deemed pursuant to Section 7(b) or (c) to have satisfied any applicable standard of conduct under Delaware law that is a legally required condition precedent to indemnification of Indemnitee hereunder against any Indemnifiable Losses, then the Company shall pay to Indemnitee, within five business days after the later of (x) the Notification Date with respect to the Indemnifiable Claim or portion thereof to which such Indemnifiable Losses are related, out of which such Indemnifiable Losses arose or from which such Indemnifiable Losses resulted and (y) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) above shall have been satisfied.

         (e) If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(i), the Independent Counsel shall be selected by the Board and the Company shall give written notice to Indemnitee advising him or her of the identity of the Independent Counsel so selected. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 7(b)(ii), the Independent Counsel shall be selected by Indemnitee and Indemnitee shall give written notice to the Company advising it of the identity of the Independent Counsel so selected. In either case, Indemnitee or the Company, as applicable, may, within five business days after receiving written notice of selection from the other, deliver to the other a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in
                  Section 1(h) and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit and
                  (ii) the non-objecting party may, at its option, select an alternative Independent Counsel and give written notice to the other party advising such other party of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences and clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause
                  (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this
                  Section 7(e) to make the Standard of Conduct Determination shall have been selected within 30 days after the



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                  Company gives its initial notice pursuant to the first
                  sentence of this Section 7(e) or Indemnitee gives its initial notice pursuant to the second sentence of this Section 7(e), as the case may be, either the Company or Indemnitee may petition the Court of Chancery of the State of Delaware for resolution of any objection that has been made by the Company or Indemnitee to the other's selection of Independent Counsel or for the appointment as Independent Counsel of a person selected by the Court or by such other person as the Court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel's determination pursuant to Section 7(b).

8. PRESUMPTION OF ENTITLEMENT -- In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct, and the Company may overcome such presumption only by its adducing clear and convincing evidence to the contrary. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by Indemnitee in the Court of Chancery of the State of Delaware. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct shall be a defense to any Claim by Indemnitee for indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct.

9. NO OTHER PRESUMPTION -- For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, or an entry of an order of probation prior to judgment, shall not create a presumption that Indemnitee did not meet any applicable standard of conduct or that indemnification hereunder is otherwise not permitted.

10. NON-EXCLUSIVITY -- The rights of Indemnitee hereunder shall be in addition to any other rights Indemnitee may have under the Constituent Documents, the substantive laws of the State of Delaware, any other contract or otherwise (collectively, "OTHER INDEMNITY PROVISIONS"); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee shall be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision that permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee shall be deemed to have such greater right hereunder. The Company shall not adopt any amendment to any of the Constituent Documents the effect of which would be to deny, diminish or encumber Indemnitee's right to indemnification under this Agreement or any Other Indemnity Provision.

11. LIABILITY INSURANCE AND FUNDING -- For the duration of Indemnitee's service as a director of the Company and thereafter for so long as Indemnitee shall be subject to any pending or possible Indemnifiable Claim, to the extent the Company maintains policies of directors' and officers' liability insurance providing coverage for directors and officers of the Company, Indemnitee shall be covered by such policies, in accordance with their terms, to the maximum extent of the coverage available for any other director or officer of the Company. Upon request of Indemnitee, the



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         Company shall provide Indemnitee with a copy of all directors' and officers' liability insurance applications, binders, policies, declarations, endorsements and other related materials and shall provide Indemnitee with a reasonable opportunity to review and comment on the same. Without limiting the generality or effect of the two immediately preceding sentences, no discontinuation or significant reduction in the scope or amount of coverage from one policy period to the next shall be effective (a) without the prior approval thereof by a majority vote of the Incumbent Directors, even if less than a quorum, or (b) if at the time that any such discontinuation or significant reduction in the scope or amount of coverage is proposed there are no Incumbent Directors, without the prior written consent of Indemnitee (which consent shall not be unreasonably withheld or delayed). In all policies of directors' and officers' liability insurance obtained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors and officers most favorably insured by such policy. The Company may, but shall not be required to, create a trust fund, grant a security interest or use other means, including a letter of credit, to ensure the payment of such amounts as may be necessary to satisfy its obligations to indemnify and advance expenses pursuant to this Agreement.

12. SUBROGATION -- In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the related rights of recovery of Indemnitee against other persons or entities (other than Indemnitee's successors), including any entity or enterprise referred to in clause (i) of the definition of "Indemnifiable Claim" in Section 1(f). Indemnitee shall execute all papers reasonably required to evidence such rights (all of Indemnitee's reasonable Expenses, including attorneys' fees and charges, related thereto to be reimbursed by or, at the option of Indemnitee, advanced by the Company).

13. NO DUPLICATION OF PAYMENTS -- The Company shall not be liable under this Agreement to make any payment to Indemnitee with respect to any Indemnifiable Losses to the extent Indemnitee has otherwise actually received payment (net of Expenses incurred in connection therewith) under any insurance policy, the Constituent Documents or Other Indemnity Provisions or otherwise (including from any entity or enterprise referred to in clause (i) of the definition of "Indemnifiable Claim" in Section 1(f)) with respect to such Indemnifiable Losses otherwise indemnifiable hereunder.

14. DEFENSE OF CLAIMS -- The Company shall be entitled to participate in the defense of any Indemnifiable Claim or to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee; provided, however, that if Indemnitee believes, after consultation with counsel selected by Indemnitee, that (a) the use of counsel chosen by the Company to represent Indemnitee would present such counsel with an actual or potential conflict, (b) the named parties in any such Indemnifiable Claim (including any impleaded parties) include both the Company and Indemnitee and Indemnitee shall conclude that there may be one or more legal defenses available to him or her that are different from or in addition to those available to the Company or (c) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, then Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel with respect to any particular Indemnifiable Claim) at the Company's expense. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Indemnifiable Claim effected without the Company's prior written consent. The Company shall not,



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

         without the prior written consent of Indemnitee, effect any settlement of any threatened or pending Indemnifiable Claim that Indemnitee is or could have been a party unless such settlement solely involves the payment of money and includes a complete and unconditional release of Indemnitee from all liability on any claims that are the subject matter of such Indemnifiable Claim. Neither the Company nor Indemnitee shall unreasonably withhold its consent to any proposed settlement; provided, however, that Indemnitee may withhold consent to any settlement that does not provide a complete and unconditional release of Indemnitee.

15.      SUCCESSORS AND BINDING AGREEMENT --

         (a) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all the business or assets of the Company, by agreement in form and substance satisfactory to Indemnitee and his or her counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent the Company would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of the Company and any successor to the Company, including any person acquiring directly or indirectly all or substantially all the business or assets of the Company whether by purchase, merger, consolidation, reorganization or otherwise (and such successor will thereafter be deemed the "Company" for purposes of this Agreement), but shall not otherwise be assignable or delegatable by the Company.

         (b) This Agreement shall inure to the benefit of and be enforceable by Indemnitee's personal or legal representatives, executors, administrators, successors, heirs, distributees, legatees and other successors.

         (c) This Agreement is personal in nature and neither of the parties hereto shall, without the consent of the other, assign or delegate this Agreement or any rights or obligations hereunder except as expressly provided in Sections 15(a) and 15(b). Without limiting the generality or effect of the foregoing, Indemnitee's right to receive payments hereunder shall not be assignable, whether by pledge, creation of a security interest or otherwise, other than by a transfer by Indemnitee's will or by the laws of descent and distribution, and in the event of any attempted assignment or transfer contrary to this Section 15(c), the Company shall have no liability to pay any amount so attempted to be assigned or transferred.

16. NOTICES -- For all purposes of this Agreement, all communications, including notices, consents, requests or approvals, required or permitted to be given hereunder shall be in writing and shall be deemed to have been duly given when hand delivered or dispatched by electronic facsimile transmission (with receipt thereof orally confirmed), or five business days after having been mailed by United States registered or certified mail, return receipt requested, postage prepaid or one business day after having been sent for next-day delivery by a nationally recognized overnight courier service, addressed to the Company (to the attention of the Secretary of the Company) and to Indemnitee at the addresses shown on the signature page hereto, or to such other address as any party may have furnished to the other in writing and in accordance herewith, except that notices of changes of address will be effective only upon receipt.

17. GOVERNING LAW -- The validity, interpretation, construction and performance of this Agreement shall be governed by and construed in accordance with the substantive laws of the State of Delaware, without giving effect to the principles of conflict of laws of such State. The Company and Indemnitee each hereby irrevocably consent to the jurisdiction of the Chancery Court of the State of Delaware for all purposes in connection with any action or proceeding that arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the Chancery Court of the State of Delaware.

18. VALIDITY -- If any provision of this Agreement or the application of any provision hereof to any person or circumstance is held invalid, unenforceable or otherwise illegal, the remainder of this Agreement and the application of such provision to any other person or circumstance shall not be affected, and the provision so held to be invalid, unenforceable or otherwise illegal shall be reformed to the extent, and only to the extent, necessary to make it enforceable, valid or legal. In the event that any court or other adjudicative body shall decline to reform any provision of this Agreement held to be invalid, unenforceable or otherwise illegal as contemplated by the immediately preceding sentence, the parties thereto shall take all such action as may be necessary or appropriate to replace the provision so held to be invalid, unenforceable or otherwise illegal with one or more alternative provisions that effectuate the purpose and intent of the original provisions of this Agreement as fully as possible without being invalid, unenforceable or otherwise illegal.

19. AMENDMENTS; WAIVERS -- No provision of this Agreement may be amended, modified, waived or discharged unless such amendment, modification, waiver or discharge is agreed to in writing signed by Indemnitee and the Company. No waiver by either party hereto at any time of any breach by the other party hereto or compliance with any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time.

20. COMPLETE AGREEMENT -- No agreements or representations, oral or otherwise, expressed or implied with respect to the subject matter hereof have been made by either party that are not set forth expressly in this Agreement.

21. LEGAL FEES AND EXPENSES -- It is the intent of the Company that Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee's rights under this Agreement by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to Indemnitee hereunder. Accordingly, without limiting the generality or effect of any other provision hereof, if it should appear to Indemnitee that the Company has failed to comply with any of its obligations under this Agreement or in the event that the Company or any other person takes or threatens to take any action to declare this Agreement void or unenforceable or institutes any litigation or other action or proceeding designed to deny, or to recover from, Indemnitee the benefits provided or intended to be provided to Indemnitee hereunder, the Company irrevocably authorizes Indemnitee from time to time to retain counsel of Indemnitee's choice, at the expense of the Company as hereafter provided, to advise and represent Indemnitee in connection with any such interpretation, enforcement or defense, including the initiation or defense of any litigation or other legal action, whether by or against the Company or any director, officer, stockholder or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to Indemnitee's entering into an attorney-client relationship with such counsel, and in that connection the Company and Indemnitee agree that a confidential relationship shall exist between Indemnitee and such counsel. Without respect to whether Indemnitee prevails, in whole or in part, in connection with any of the foregoing, the Company will pay and be solely financially responsible for any and all attorneys' and related fees and expenses incurred by Indemnitee in connection with any of the foregoing.

22.      CERTAIN INTERPRETIVE MATTERS --

         (a) No provision of this Agreement shall be interpreted in favor of, or against, either of the parties hereto by reason of the extent to which any such party or its counsel participated in the drafting thereof or by reason of the extent to which any such provision is inconsistent with any prior draft hereof or thereof.

         (b) It is the Company's intention and desire that the provisions of this Agreement be construed liberally, subject to their express terms, to maximize the protections to be provided to Indemnitee hereunder.

         (c) All references in this Agreement to Sections, paragraphs, clauses and other subdivisions refer to the corresponding Sections, paragraphs, clauses and other subdivisions of this Agreement unless expressly provided otherwise. Titles appearing at the beginning of any Sections, subsections or other subdivisions of this Agreement are for convenience only, do not constitute any part of such Sections, subsections or other subdivisions and shall be disregarded in construing the language contained in such subdivisions. The words "THIS AGREEMENT," "HEREIN," "HEREBY," "HEREUNDER," and "HEREOF," and words of similar import, refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. The word "OR" is not exclusive, and the word "INCLUDING" (in its various forms) means "including without limitation." Pronouns in masculine, feminine or neuter genders shall be construed to state and include any other gender, and words, terms and titles (including terms defined herein) in the singular form shall be construed to include the plural and vice versa, unless the context otherwise expressly requires.

23. COUNTERPARTS -- This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together shall constitute one and the same agreement.

In witness whereof, Indemnitee has executed, and the Company has caused its duly authorized representative to execute, this Agreement as of the date first above written.


DELL COMPUTER CORPORATION                          INDEMNITEE

Address:        One Dell Way                       Address:
                Round Rock, Texas 78682

Facsimile:      512-728-3773                       Facsimile:


By:
        ------------------------------             -----------------------------
        Thomas B. Green
        Senior Vice President,
        Law & Administration

         SCHEDULE TO EXHIBIT 10.11 -- FORM OF INDEMNIFICATION AGREEMENT

        DELL HAS ENTERED INTO AN INDEMNIFICATION AGREEMENT WITH EACH OF THE FOLLOWING PERSONS:

        DONALD J. CARTY
        WILLIAM H. GRAY, III
        JUDY C. LEWENT
        THOMAS W. LUCE III
        KLAUS S. LUFT
        ALEX J. MANDL
        MICHAEL A. MILES
        SAMUEL A. NUNN, JR.
        MORTON L. TOPFER

IDENTICAL TO THE FORM PROVIDED HEREIN.


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